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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Department 56, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/	No fee required
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[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 11, 2000
11:00 A.M., SAN FRANCISCO LOCAL TIME

WELLS FARGO
PENTHOUSE SUITE
420 MONTGOMERY STREET
SAN FRANCISCO, CALIFORNIA

    March 31, 2000

Dear fellow stockholder,

You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on Thursday, May 11, 2000 at 11:00 a.m. (PST) at the Wells Fargo Penthouse Suite, located at 420 Montgomery Street, San Francisco, California.

The order of business at the Annual Meeting will be to:

  •
  Elect directors

  •
  Approve appointment of auditors for 2000

  •
  Act on other business properly brought before the Meeting.

In addition to the specific agenda items, we will also report on matters of current interest to our stockholders and there will be a question-and-answer session.

Attendance and voting is limited to stockholders of record at the close of business on March 21, 2000. At the Annual Meeting registration desk you may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement or letter evidencing stock ownership as of the record date.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope or by voting through any telephone or Internet feature that you have received through the courtesy of your stockbroker.

Sincerely yours,
[SIGNATURE]
Susan E. Engel Chairwoman and Chief Executive Officer

DEPARTMENT 56, INC.
One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344

PROXY STATEMENT

    This proxy statement is furnished to stockholders of Department 56, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Thursday, May 11, 2000, at the Wells Fargo Penthouse Suite, 420 Montgomery Street, San Francisco, California, and any adjournments thereof.

    Stockholders of record as of the close of business on March 21, 2000 will be entitled to vote at the meeting or any adjournments thereof. As of the record date, March 21, 2000, the Company had outstanding 14,706,697 shares of Common Stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended January 1, 2000 are being mailed on or about April 8, 2000 to each stockholder entitled to vote at the meeting.

    Stockholders as of the record date are cordially invited to attend the meeting. If you are a registered stockholder as of the record date and plan to attend, please mail in your proxy indicating with an "X" in the space provided that you plan to attend and bring the enclosed Admission Ticket to the meeting. If you are a stockholder as of the record date whose shares are not registered in your own name and you plan to attend, please request an Admission Ticket by writing to the Office of the Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344. Evidence of your stock ownership, which you can obtain from your stockbroker, bank or other financial institution, must accompany your letter.

VOTING AND REVOCATION OF PROXIES

Voting

    If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted; beneficial owners of shares held by or on behalf of brokerages, banks or financial institutions may also have facilities to vote by telephone and/or Internet means, as determined by the applicable financial institution. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 30, 2000.

    The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the votes cast at the meeting will be required for the election of directors; and the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon will be required to act on all other matters to come before the meeting, including the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

Revocation

    A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

ITEM 1 — ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven individuals, each of whom holds office for a one-year term and until his or her successor has been duly elected and qualified. Each of the seven directors herein nominated will be elected for a term which begins on the date of the Annual Meeting of Stockholders at which such director is elected and ends on the date of the next succeeding Annual Meeting of Stockholders.

    Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons named as nominees below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are current directors of the Company whose terms end at the 2000 Annual Meeting. All of the current directors of the Company were elected to their present terms at the Company's May 10, 1999 Annual Meeting of Stockholders, except for Peter Barker (who was appointed to fill a vacancy on December 15, 1999).

Nominees for Terms Ending at the 2001 Annual Meeting of Stockholders

    The principal occupations and positions for the past five years, and in certain cases prior years, of each of the persons who is nominated for election are as follows:

    SUSAN E. ENGEL, age 53, has been Chairwoman of the Board of the Company and of D 56, Inc. (the Company's principal operating subsidiary) since September 18, 1997 and a director of the Company since February 1996. Ms. Engel has been Chief Executive Officer of the Company and of D 56, Inc. since November 13, 1996. She was President of the Company and of D 56 Inc. from September 19, 1994 until September 18, 1997, and Chief Operating Officer of the Company and of D 56, Inc. from September 19, 1994 until November 13, 1996. Ms. Engel was a consultant to retail and consumer goods companies from September 1993 to September 1994, and Chief Executive Officer and President of Champion Products, Inc. (a manufacturer of athletic and active sports apparel) from October 1991 to September 1993. Ms. Engel is also a public company director of Wells Fargo & Co., K2, Inc., and SuperValu Inc.

    PETER K. BARKER, age 51, has been a director of the Company since December 15, 1999. Mr. Barker has been an Advisory Director at Goldman Sachs & Co. since January 1999, and was the Co-Chair and Managing Director of its Los Angeles office prior thereto. He is a public company director of Ameron International, Inc..

    JAY CHIAT, age 68, has been a director of the Company since his election at the 1998 Annual Meeting. Mr. Chiat has been Chairman of the Board of ScreamingMedia.com, Inc. (an Internet-based media aggregation and distribution service) since November 1999, and was its interim Chief Executive Officer from November 1998 until November 1999. Prior to November 1998, he was a consultant with Omnicom Management, Inc. (an advertising agency holding company) and a private investor since November 1996. Prior to November 1996, Mr. Chiat was Chairman/CEO of Chiat/Day, Inc., the worldwide advertising agency which he co-founded in 1968. Mr. Chiat is a director of ScreamingMedia.com, Inc., which is in the process of its initial public equity offering. He is also a public company director of Cybergold, Inc.

    MAXINE CLARK, age 51, has been a director of the Company since September 1997. Ms. Clark has been founder and Chief Executive Office of Build-A-Bear Workshop, a children's entertainment and interactive retailer, since July 1996. Previously, Ms. Clark was President of Payless Shoe Source, Inc., a family shoe store chain which was then a division of The May Department Stores Company. Ms. Clark is also a public company director of The Earthgrains Company, Tandy Brands Accessories, Inc. and Wave Technologies, Inc.

    WM. BRIAN LITTLE, age 58, has been a director of the Company since October 1992. Mr. Little is a private investor. He was a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co. (the private investment firm which he co-founded), from 1978 until January 1994. He is a public company director of The Topps Company, Inc. and Aldila, Inc., and a director of ScreamingMedia.com, Inc., which is in the process of its initial public equity offering.

    GARY S. MATTHEWS, age 42, has been a director of the Company since September 1997. Mr. Matthews has been President and Chief Executive Officer and a director of Derby Cycle Corporation, a leading bicycle designer, manufacturer and marketer, since January 1999. Prior to January 1999, Mr. Matthews was Managing Director of Guinness Great Britain, the U.K. beer and ale marketing subsidiary of Diageo PLC. From January 1996 to April 1998, he was President and Chief Executive Officer of Guinness Import Company, the U.S. subsidiary of Diageo PLC which imports beers and ales. Prior to January 1996, Mr. Matthews was Vice President of PepsiCo.

    STEVEN G. ROTHMEIER, age 53, has been a director of the Company since December 1992. Mr. Rothmeier is Chairman and Chief Executive Officer of Great Northern Capital, a private investment management firm which he founded in March 1993. He is a public company director of E.W. Blanch Holdings, Inc., Precision Castparts Corp. and Waste Management, Inc.

    VIN WEBER, age 47, has been a director of the Company since February 1993. Mr. Weber is a Partner of Clark & Weinstock, Inc., strategic communications advisers, and he is also Vice Chairman of Empower America, a non-profit organization which he co-founded in January 1993. He is a public company director of ITT Educational Services, Inc. and OneLink, Inc.

FURTHER INFORMATION CONCERNING THE BOARD
OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: Executive, Audit, Compensation, Stock Incentive and Nominating. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Committees of the Board — Board Meetings

    The Board of Directors of the Company held seven meetings in 1999. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he or she served as a director, and (ii) meetings of all committees held during the period for which he or she served on those committees, except for Maxine Clark (64% attendance). Average attendance at all such meetings of the Board and committees was approximately 89%.

    The EXECUTIVE COMMITTEE of the Board has the authority to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee consists of Susan E. Engel (Chair); Wm. Brian Little and Steven G. Rothmeier. The Executive Committee held no formal meetings in 1999.

    The AUDIT COMMITTEE's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent public accountants, review management's selection of an independent public accounting firm each year and review fees paid to the Company's independent public accountants. The Company's Chief Financial Officer, Principal Accounting Officer and General Counsel generally attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is composed of three non-employee directors: Steven G. Rothmeier (Chair); Maxine Clark; and Gary S. Matthews. The Audit Committee held three meetings in 1999.

    The COMPENSATION COMMITTEE is authorized by the Board to oversee the Company's compensation policies, review salaries and cash bonuses, approve significant changes in salaried employee benefits, and recommend to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is composed of non-employee directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee consists of Vin Weber (Chair); Maxine Clark; Wm. Brian Little; and Jay Chiat. Aside of full Board meetings at which matters under its purview were addressed, the Compensation Committee held one meeting in 1999.

    The STOCK INCENTIVE COMMITTEE, is authorized by the Board to grant awards under, and otherwise to administer, the Department 56, Inc. 1992 Stock Option Plan and the Department 56, Inc. 1993, 1995 and 1997 Stock Incentive Plans. The Stock Incentive Committee consists of Steven G. Rothmeier (Chair) and Vin Weber, who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "Outside Directors" within the meaning of Section 162(m) of the Internal Revenue Code. Aside of full Board meetings at which matters under its purview were addressed, the Stock Incentive Committee held no formal meetings in 1999.

    The NOMINATING COMMITTEE's principal functions are to identify, interview and recommend for Board approval candidates for directorships of the Company. The Nominating Committee consists of Wm. Brian Little (Chair); Susan E. Engel and Vin Weber. Aside of full Board meetings at which matters under its purview were addressed, the Nominating Committee held no formal meetings in 1999.

    Two other Board committees, the Director Option Grant Committee and the Non-Officer Grant Committee, are authorized to grant awards to non-employee directors and to non-officer employees (subject to certain limitations), respectively. These committees consist of the Company's Chief Executive Officer as the sole committee member, and have acted by written consent in lieu of meeting.

Compensation Committee Interlocks and Insider Participation

    On April 22, 1993, the Board of Directors established a Compensation Committee comprised solely of non-employee directors to administer the Company's executive compensation. Wm. Brian Little (who currently is a member of the Compensation Committee) served in various executive officer capacities at the Company and its subsidiaries prior to April 22, 1993, but did not receive compensation from the Company or any of its subsidiaries for services rendered in any such capacity.

Director Compensation

    Non-employee directors receive an annual cash fee of $15,000, paid ratably at each regular meeting of the Board of Directors, as well as a fee of $1,000 ($500 if telephone conference participation) for attendance at any Board meeting. Non-employee members of Board committees receive a fee of $750 ($500 if telephone conference participation) for attendance at any committee meeting, and any non-employee chair of a Board committee receives an additional annual fee of $1,500. Directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Company's Board of Directors or committees thereof.

    Each non-employee director receives an annual grant of an option to purchase 5,000 shares of Common Stock at fair market value on the date of grant vesting over two years. Non-employee directors may elect to receive shares of Common Stock in lieu of all or a portion of their cash fees, in which case shares of Common Stock are issued having a fair market value on the date of issuance of 110% of the cash fees which would otherwise then be payable.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

    Set forth below is biographical information for each of the Company's executive officers who is not a Director of the Company. Officers serve at the discretion of the Board of Directors.

Name	Age	Position(s) with the Company
David W. Dewey	42	Executive Vice President — Overseas Operations
Brett D. Heffes	32	Vice President — Corporate Development
Andrew E. Melville	39	Senior Vice President — Sales
Arete M. Passas	48	Executive Vice President — Marketing
Robert S. Rose	45	Vice President — Distribution and Operations
Timothy J. Schugel	41	Vice President — Sourcing Management and Production Control
Gregory G. Sorensen	37	Vice President — Technology
Alan L. Sussman	39	Senior Vice President and Chief Information Officer
P. "Tom" Tomlinson	38	Executive Vice President and Chief Financial Officer
David H. Weiser	40	Senior Vice President — Legal/Human Resources, General Counsel and Secretary

    David W. Dewey has been Executive Vice President — Overseas Operations of the Company and of D 56, Inc. since January 1, 1997. He was Vice President — Overseas Operations of the Company and of D 56, Inc. from April 22, 1993 until January 1, 1997.

    Brett D. Heffes has been Vice President — Corporate Development of the Company and of D 56, Inc. since January 5, 1998. He was with Wessels, Arnold & Henderson, a private investment bank, from May 1992 until January 1998, most recently as Principal.

    Andrew E. Melville has been Senior Vice President — Sales of the Company and D 56, Inc. since October 11, 1999. He was Vice President of Sales and Trade Marketing at Walt Disney Records from January 1998 to October 1999. Prior to then he held various sales positions at Polaroid Corporation from June 1990 to January 1998.

    Arete M. Passas has been Executive Vice President — Marketing of the Company and of D 56, Inc. since September 14, 1998. She was Executive Vice President, Marketing of Weekly Reader Corporation from November 1997 to September 1998. She was a private consultant from May 1997 to November 1997. Ms. Passas was Vice President, Games & Puzzles Division at Mattel, Inc. from October 1994 to April 1997.

    Robert S. Rose has been Vice President — Distribution and Operations of the Company and of D 56, Inc. since April 22, 1993.

    Timothy J. Schugel has been Vice President — Sourcing Management and Production Control of the Company and of D 56, Inc. since August 6, 1998. He was Vice President — Finance of the Company and of D 56 from April 10, 1995 to April 5, 1999. He was Controller of the Company and of D 56, Inc. from April 26, 1993 until April 10, 1995.

    Gregory G. Sorensen has been Vice President — Technology of the Company and D 56, Inc. since September 27, 1999. He was Vice President — Management Information Systems of the Company from July 22, 1996 to September 27, 1999. He was Vice President of Information Systems of Tsumura International, Inc. (a distributor of consumer soaps and toiletries) from October 1991 until July 12, 1996, and a consultant to D 56, Inc. from July 12, 1996 until July 22, 1996.

    Alan L. Sussman has been Senior Vice President and Chief Information Officer of the Company and of D 56, Inc., since September 27, 1999. Since February, 1998, he has owned and operated a local public access internet provider, Via Point, Inc. He was Vice President, Information Technology at Rollerblade from March 1996 to December 1998 and Senior Manager at Andersen Consulting from June 1984 to February 1996.

    P. "Tom" Tomlinson has been Executive Vice President and Chief Financial Officer of the Company and of D 56, Inc. since September 1, 1999. He was President of Apogee Enterprises' Harmon Solutions Group and Vice President — Finance and Business Development for Apogee's Auto Group, from 1995 to August 1999. Prior to then, he was Managing Director at AMR Corporation/American Airlines from 1994 to 1995.

    David H. Weiser has been Senior Vice President — Legal/Human Resources of the Company and of D 56, Inc. since January 1, 1997. He has also been General Counsel of the Company since April 22, 1993, General Counsel of D 56, Inc. since March 15, 1993, and Secretary of the Company and of D 56, Inc. since February 1993. Mr. Weiser was Vice President of the Company from April 22, 1993 until January 1, 1997 and Vice President of D 56, Inc. from March 15, 1993 until January 1, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known by the Company regarding the beneficial ownership of the Company's Common Stock, as of March 21, 2000, by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors and nominees for Board election, by each of the executives named in the Summary Compensation Table, and by all current directors and officers of the Company as a group.

Name	Number of Shares Beneficially Owned (1)	Percentage Of Class (1)
Ariel Capital (2)	3,120,725	21.2%
Yacktman (3)	1,711,461	11.6%
Firstar (4)	1,053,548	7.2%
Peter Barker (5)	3,250	*
Jay Chiat (6)	9,091	*
Maxine Clark (7)	12,627	*
David Dewey (8)	237,335	1.6%
Susan Engel (9)	520,332	3.4%
Mark Kennedy (10)	181,666	1.2%
Brian Little (11)	104,653	*
Gary Matthews (12)	16,354	*
Arete Passas (13)	23,998	*
Steven Rothmeier (14)	45,500	*
Tom Tomlinson	1,000	*
Vin Weber (15)	29,259	*
David Weiser (16)	79,500	*
All current directors and officers of the Company as a group (18 persons) (17)	1,289,471	8.2%

*
The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.
(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 21, 2000. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has or have the right to acquire within 60 days following March 21, 2000, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)
This information is obtained from a Schedule 13G, dated January 8, 1999, filed with the Securities and Exchange Commission by Ariel Capital Management, Inc., ("Ariel") and John W. Rogers, Jr. ("Rogers"). Ariel beneficially owns 3,120,725 shares of Common Stock, of which it has sole voting power with respect to 3,062,625 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,120,725 shares, and shared dispositive power with respect to 0 shares. Rogers is the President and principal shareholder of Ariel and may be deemed to have beneficial ownership of Company shares held by Ariel; Rogers disclaims such beneficial ownership. The address of the principal business office of each of Ariel and Rogers is 307 North Michigan Avenue, Suite 500, Chicago, Illinois 60601.
(3)
This information is obtained from a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission by Donald A. Yacktman ("DAY"), The Yacktman Funds, Inc. ("YFI") and Yacktman Asset Management Co. ("YAM"). DAY beneficially owns 1,711,461 shares of Common Stock, of which he has sole voting power with respect to 100,000 shares, shared voting power with respect to 26,700 shares, sole dispositive power with respect to 100,000 shares, and shared dispositive power with respect to 1,611,461 shares. YFI beneficially owns 933,000 shares of Common Stock, of which it has sole voting power with respect to 933,000 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 0 shares. YAM reports beneficial ownership of 1,611,461 shares of Common Stock, of which it has sole voting power with respect to 26,700 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,611,461 shares, and shared dispositive power with respect to 0 shares. DAY holds 100% of the outstanding shares of capital stock of YAM. The address of the principal business office of each of DAY, YFI and YAM is 303 West Madison Street, Suite 1925, Chicago, Illinois 60606.

(4)
This information is obtained from a Schedule 13G, dated February 11, 2000, filed with the Securities and Exchange Commission by Firstar Corporation ("FC") and Firstar Bank, National Association ("Firstar Bank"). FC beneficially owns 1,053,548 shares of Common Stock, of which it has sole voting power with respect to 1,053,548 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,048 shares, and shared dispositive power with respect to 0 shares. Firstar Bank beneficially owns 1,050,500 shares of Common Stock, of which it has sole voting power with respect to 1,050,500 shares, shared dispositive power with respect to 0 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 0 shares. The address of the principal business office of FC is 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. The address of the principal business office of Firstar Bank is 425 Walnut Street, Cincinnati, Ohio 45202.
(5)
Includes 1,250 shares subject to purchase options exercisable by Mr. Barker currently or within 60 days of March 19, 2000.
(6)
Includes 7,500 shares subject to purchase options exercisable by Mr. Chiat currently or within 60 days of March 21, 2000.
(7)
Includes 11,250 shares subject to purchase options exercisable by Ms. Clark currently or within 60 days of March 21, 2000.
(8)
Includes 53,665 shares subject to purchase options exercisable by Mr. Dewey currently or within 60 days of March 21, 2000.
(9)
Includes 507,332 shares subject to purchase options exercisable by Ms. Engel currently or within 60 days of March 21, 2000.
(10)
Includes 179,666 shares subject to purchase options exercisable by Mr. Kennedy currently or within 60 days of March 21, 2000. Mr. Kennedy's employment and position as an officer of the Company and its subsidiaries ended on January 1, 2000.
(11)
Includes 10,000 shares subject to purchase options exercisable by Mr. Little currently or within 60 days of March 21, 2000.
(12)
Includes 11,250 shares subject to purchase options exercisable by Mr. Matthews currently or within 60 days of March 21, 2000. Includes 300 shares owned by Mr. Matthews' spouse, ownership of which shares is disclaimed by Mr. Matthews.
(13)
Includes 19,998 shares subject to purchase options exercisable by Ms. Passas currently or within 60 days of March 21, 2000.
(14)
Includes 32,500 shares subject to purchase options exercisable by Mr. Rothmeier currently or within 60 days of March 21, 2000.

(15)
Includes 27,500 shares subject to purchase options exercisable by Mr. Weber currently or within 60 days of March 21, 2000.
(16)
Includes 78,000 shares subject to purchase options exercisable by Mr. Weiser currently or within 60 days of March 21, 2000.
(17)
Includes 936,911 shares subject to purchase options exercisable currently or within 60 days of March 21, 2000.

Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4, and 5. Based on written representations of reporting persons and a review of those reports, the Company believes that during the fiscal year ended January 1, 2000, all its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements other than Mr. Dewey, who reported on a Form 4 filed September 1999 a single private disposition.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

    Department 56, Inc. is a holding company, all of the business activities of which are conducted by D 56, Inc. and other subsidiaries.

    The Summary Compensation Table sets forth individual compensation information for the Chief Executive Officer, the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at January 1, 2000, and one individual (Mr. Kennedy) whose service as an executive officer concluded on January 1, 2000. The following table sets forth compensation information for each of those individuals for the fiscal years ended January 1, 2000, January 2, 1999 and January 3, 1998 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation(a)
Name and Principal Position							Securities Underlying Options(b)	All Other Compensation
	Year	Salary		Bonus
Susan Engel, Chairwoman of the Board and Chief Executive Officer	1999 1998 1997	$543,046 494,231 441,923		$	— 209,750 155,385		52,000 — 150,000	$69,838 73,479 27,429	(c)
David Dewey, Executive Vice President — Overseas Operations	1999 1998 1997	322,639 307,962 261,343			— 129,626 103,590		26,000 — 100,000	35,632 46,840 27,429	(c)
Mark Kennedy, Former Sr. Vice President and Chief Financial Officer	1999 1998 1997	276,981 255,589 233,507			— 108,357 81,076		19,000 — 35,000	35,552 39,476 27,429	(c)
Arete Passas, Executive Vice President — Marketing	1999 1998	234,353 67,308	(d)		50,000 75,000	(e) (e)	25,000 35,000	73,446 13,902	(c)
Tom Tomlinson Executive Vice President and Chief Financial Officer	1999	67,392	(f)		20,000	(g)	135,000	473	(c)
David Weiser, Senior Vice President — Legal/Human Resources, General Counsel and Secretary	1999 1998 1997	206,594 197,515 187,966			— 83,313 65,331		11,000 — 35,000	26,731 31,164 27,429	(c)

(a)
With respect to each Named Executive Officer, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive Officer in each of 1999, 1998, and 1997.

(b)
Reflects the number of shares of Common Stock underlying options granted.

(c)
Reflects term life insurance premiums in the amounts of $1,185, $515, $515, $464, $108 and $322, respectively, disability insurance premiums and tax reimbursment in the amounts of $11,849, $353, $4,839, $4,661, $365 and $3,250, respectively, matching contributions by D 56, Inc. under the D 56,

  Inc. 401(k) Retirement Savings Plan in the amounts of $2,500, $2,500, $2,500, $1,538, $0 and $2,500, respectively, and retirement contribution in the amounts of $54,305, $32,264, $27,698, $23,435, $0 and $20,659, respectively, for Ms. Engel, Mr. Dewey, Mr. Kennedy, Ms. Passas, Mr. Tomlinson and Mr. Weiser. The amount for Arete Passas reflects $43,347 in cost and tax reimbursement for moving and other relocation expenses incurred by Ms. Passas.

(d)
Reflects the salary of Ms. Passas from September 14, 1998, when she became an employee of the Company, through January 2, 1999.

(e)
Bonus payment to Ms. Passas guaranteed under hire letter. No bonus guarantees are in effect for fiscal 2000 or future years.

(f)
Reflects the salary of Mr. Tomlinson from September 1, 1999, when he became an employee of the Company, through January 1, 2000.

(g)
Bonus payment to Mr. Tomlinson guaranteed under hire letter. No bonus guarantees are in effect for fiscal 2000 or future years.

    Stock Options Granted in Last Fiscal Year.  The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year ended January 1, 2000 to each of the Named Executive Officers.

OPTION GRANTS
IN THE FISCAL YEAR ENDED JANUARY 1, 2000

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(2)
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)
Name				Exercise Price (per share)	Expiration Date(3)
						5%(4)	10%(4)
Susan Engel	52,000	11.4%		$29.81	5/10/09	$976,576	$2,464,692
David Dewey	26,000	5.7%		29.81	5/10/09	488,288	1,232,346
Mark Kennedy	19,000	4.2%		29.81	5/10/09	356,826	900,560
Arete Passas	25,000	5.5%		29.81	5/10/09	469,508	1,184,948
Tom Tomlinson	85,000 50,000	18.6 10.9	% %	27.13 20.88	8/19/09 12/15/09	1,452,813 657,721	3,666,621 1,659,961
David Weiser	11,000	2.4%		29.81	5/10/09	206,583	521,377

(1)
Generally, one-third of the total number of options granted will be cumulatively exercisable on the January 1 of the first, second and third calendar years immediately following the calendar year of the grant. For Mr. Tomlinson's grants in fiscal 1999, one-third of the total number of options granted will be exercisable on the first anniversary of the option grant date and, thereafter, an additional one-third of the total number of options granted will be exercisable on each of the second and third anniversaries of the option grant. Vesting may be accelerated in certain circumstances, including in the case of a "change in control" of the Company.

(2)
The Company granted a total of 458,300 options to employees in the fiscal year ended January 1, 2000.

(3)
The options generally expire on the earliest of (a) the tenth anniversary of the date of grant, (b) 12 months following termination of the optionee's employment or (c) the exercise in full of the option.

(4)
The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

    Aggregated Option Exercises.  The following table sets forth information (on an aggregated basis) concerning exercises of options during the fiscal year ended January 1, 2000 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES
IN THE FISCAL YEAR ENDED JANUARY 1, 2000 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised "In-the-Money" Options at Fiscal Year-End(1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Susan Engel	—	—	490,000	102,000	$406,125	$60,874
David Dewey	36,667	$436,069	45,000	59,334	48,561	44,917
Mark Kennedy	—	—	173,333	30,667	137,783	14,204
Arete Passas	—	—	11,666	48,334	—	—
Tom Tomlinson	—	—	—	135,000	—	90,375
David Weiser	—	—	74,334	22,666	680,331	14,204

(1)
Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on January 1, 2000 ($22.69 per share) and the exercise price of the options, multiplied by the applicable number of options.

    Other Long-Term Incentive Awards.  The following table sets forth the number of Performance Shares granted to each of the Named Executive Officers in fiscal 1999 under the Company's 1993, 1995 and 1997 Stock Incentive Plans and the performance-based award formula for such awards.

Long-Term Incentive Plans—Awards in Last Fiscal Year(1)

Estimated Future Payouts Under Non-Stock Price Price Based-Plans
Number of Shares, Units or Other Rights (#)
Performance or Other Period Maturation or Payout
			Threshold (#)	Target (#)	Maximum (#)
Susan Engel	11,000 7,333 3,667	12/31/00—12/29/01 1/2/00—12/30/00 1/3/99—1/1/00	2,750 1,833 917	11,000 7,333 3,667	16,500 11,000 5,501
David Dewey	5,500 3,667 1,833	12/31/00—12/29/01 1/2/00—12/30/00 1/3/99—1/1/00	1,375 917 458	5,500 3,667 1,833	8,250 5,501 2,750
Mark Kennedy	4,000 2,667 1,333	12/31/00—12/29/01 1/2/00—12/30/00 1/3/99—1/1/00	1,000 667 333	4,000 2,667 1,333	6,000 4,001 2,000
Arete Passas	4,000 2,667 1,333	12/31/00—12/29/01 1/2/00—12/30/00 1/3/99—1/1/00	1,000 667 333	4,000 2,667 1,333	6,000 4,001 2,000
Tom Tomlinson	3,000 2,000	12/31/00—12/29/01 1/2/00—12/30/00	750 500	3,000 2,000	4,500 3,000
David Weiser	2,500 1,667 833	12/31/00—12/29/01 1/2/00—12/30/00 1/3/99—1/1/00	625 417 208	2,500 1,667 833	3,750 2,501 1,250

(1)
Payout of awards is based on achieving specified level of designated performance objective, measured upon completion of a performance cycle. Payout can range from 0% to 150% of units granted, with 25% and 150% as the threshold and maximum payouts respectively. Payout of 100% of the units granted represents the target payout. Awards are payable in cash, Common Stock or a mix at the discretion of the Company. The value of an award is determined when it is earned, based on the average fair market value per share for the last 20 trading days of the performance cycle. For fiscal 1999, the minimum threshold level of performance was not achieved and no Performance Shares for the performance period 1/3/99—1/1/00 were paid out.

Employment Agreements

    The Company has guidelines to provide severance to any Named Executive Officer in the event that her or his employment is terminated without cause other than for death or disability. The amount payable is governed by the individual's years of service with the Company, unless otherwise provided under the terms of any hire letter, change-in-control arrangement or employment agreement. Under these guidelines, severance which would be payable upon a qualifying termination is currently as follows: Ms. Engel—12 months' salary; Mr. Dewey—15 months' salary; Ms. Passas—12 months' salary; Mr. Tomlinson—9 months' salary; Mr. Weiser—10 months' salary.

    The Compensation Committee and the Board of Directors have adopted a program providing for the payment to certain employees of cash incentives based upon the Company's attainment of a defined financial performance goal. The program provides that, upon the occurence of certain events specified as a "change of control" of the Company, the defined financial measure is deemed to have been fully (100%) achieved and the employee participants in the program vest in a specified cash incentive (prorated over the fiscal year in which the change of control occurs from the first day of the fiscal year through the date of the change of control).

    The Company's 1992 Stock Option Plan, its 1993, 1995 and 1997 Stock Incentive Plans, and related stock option and performance share agreements, contain vesting acceleration provisions that are triggered upon a change-in-control of the Company.

    The Company is party to change-in-control arrangements with each of the Named Executive Officers, as well as certain other executives of the Company. If, within 24 months following a "change-in-control," the employment of a covered executive is terminated without "cause" or the covered executive terminates her/his employment for "good reason" (as defined in the agreements) the agreements provide for payment to the executive of a cash lump sum equal to (i) the executive's target pro rata bonus for the year of termination, plus (ii) 2.99 times (for Ms. Engel), or up to 2 times (for other executives), his/her base salary on the date of termination and her/his highest cash bonus during the past 3 years. In addition, each covered executive's unvested stock options, restricted or deferred stock awards (including performance shares) and non-qualified retirement benefits shall vest and all restrictions relating to any restricted or deferred stock (including performance shares) shall lapse. The covered executive shall also have the right to continued participation in all of the Company's welfare benefit plans for the shorter of 36 months (for Ms. Engel), or 24 months (for other covered executives) or until substantially equivalent benefits are received from a subsequent employer. Except for the welfare benefits, the change-in-control payments are not subject to mitigation or offset. In the event that, after the imposition of any "golden parachute" excise tax, a covered executive were to retain less than 100% (for Ms. Engel) or 80% (for other executives) of the total payments due her or him under the change-in-control agreements, the Company shall be obligated to pay a "gross up" amount to the executive.

Performance Graph

    The following graph compares the cumulative total return on $100 invested on December 31, 1994, in each of the Common Stock of the Company, Standard & Poor's MidCap 400 Index, Standard & Poor's SmallCap 600 Index, and two peer line-of-business indices.

    The midcap peer line-of-business index is composed of all issuers within the Standard & Poor's Consumer Goods (Jewelry, Novelties & Gifts) Industry Sector which also are contained among the issuers in the Standard & Poor's 500 or MidCap 400 stock indices. The issuers currently within this index are American Greetings Corporation; Jostens, Inc.; Lancaster Colony Corp.; and Blyth Industries, Inc. The smallcap peer line-of-business index is composed of all issuers within the Standard & Poor's Consumer Goods (Jewelry, Novelties & Gifts) Industry Sector which also are contained in the Standard & Poor's SmallCap 600 Index. The issuers currently within this index are Action Performance Companies, Inc.; A. T. Cross Co., Inc.; Cyrk, Inc.; Enesco Group, Inc.; Fossil Inc.; Franklin Covey Co.; Gibson Greetings Inc.; Jan Bell Marketing, Inc.; Russ Berrie & Co.; and Swiss Army Brands, Inc.

    The latter peer line-of-business index more closely reflects companies with market capitalizations similar to the Company, and the Company presently intends to use this index in future performance graphs. The midcap peer index is included in the graph below because it was contained in the graph shown in last year's proxy statement.

    In calculation of the peer indices, each of the issuers is weighted to recognize its stock market capitalization. The returns of the Standard & Poor's indices and the peer line-of-business indices are calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph specifies data values for the preceding trading day nearest to each of the Company's fiscal year-ends during such period.

    The stock price performance shown on the graph below is not necessarily indicative of future price performance. Data points below provided by Research Data Group, Inc., a licensee of Standard & Poor's.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG DEPARTMENT 56, INC., THE S&P MIDCAP 400 INDEX,
THE S&P SMALLCAP 600 INDEX AND 2 PEER GROUPS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
	12/31/1994	12/30/1995	12/28/1996	1/3/1998	1/2/1999	1/1/2000
DEPARTMENT 56, INC.	100.00	96.54	61.95	71.70	94.50	56.92
MIDCAP PEER GROUP	100.00	126.49	146.53	178.66	184.79	145.25
SMALLCAP PEER GROUP	100.00	78.50	91.65	112.82	108.08	84.00
S & P MIDCAP 400	100.00	130.94	156.08	206.43	236.21	270.99
S & P SMALLCAP 600	100.00	129.96	157.67	198.01	203.41	228.64

COMPENSATION COMMITTEE AND STOCK INCENTIVE COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Overview.

    The Compensation Committee of the Board of Directors is responsible for establishing the compensation policy and specific individual compensation for the Company's executive officers. The Stock Incentive Committee awards grants under the Company's stock option and incentive plans and administers those plans, seeking the advice of the Compensation Committee and management as the Stock Incentive Committee believes appropriate. The Committees engage independent compensation consultants from time to time to assist in their work. Each of the Compensation Committee and the Stock Incentive Committee is comprised entirely of non-employee directors.

    The Committees recognize the $1 million deduction limitation on individual executive compensation under Section 162(m) of the Internal Revenue Code. While the Company does not have a policy on qualifying officer compensation for deductibility under that Section and the Board and the Committees reserve the authority to award non-deductible compensation as they deem appropriate, the Committees do consider cost to the Company (including tax deductibility) in making overall compensation decisions.

Compensation Philosophy.

    The approach taken to compensation for executive officers is designed to:

  •
  Emphasize company performance and place a substantial portion of officer compensation at risk

  •
  Align interests of management with those of stockholders and bring focus on long-term value creation by providing a significant portion of compensation in Company equity

  •
  Attract, motivate and retain executives of high caliber and ability

    The principal compensation elements used in this approach consist of base salary, annual cash incentive bonus, and long-term equity incentives in the form of stock options and performance shares.

    In setting total compensation by individual, the Compensation Committee considers each current executive's responsibilities and experience in her or his specific area or a subjective evaluation of the appropriate overall compensation to induce an individual to join the Company as an officer. Compensation data in relevant executive labor markets, where available, has also been considered in determining executive salaries and opportunities for incentive compensation. No specific weights are assigned to these factors (although job position and subjective evaluation of appropriate overall compensation to attract or retain the executive are considered most important).

Base Salary.

    Consistent with the Company's entire philosophy, the executive team's most robust opportunities for additional compensation are to be found in corporate growth and performance-based incentives. The Compensation Committee therefore takes a market-based approach in its annual review of officer base salaries, primarily considering level and changes of responsibility and general executive salary market trends. Owing to the Company's disappointing performance in fiscal 1999, a general moratorium on executive base salary raises is in place for the 2000 fiscal year.

Annual Cash Bonus.

    Executive officers are eligible for annual cash incentives under a defined pay-for-performance program. This is a formula-based incentive, keyed to achievement of a target level of operating income set early in the year in tandem with the Company's annual operating budget. Target bonus opportunities expressed as a percentage of base salary are set for each officer and actual payouts vary based on corporate achievement of operating income. For fiscal 1999, the minimum threshold of operating income required under the bonus program was not achieved and no pay-for-performance executive bonuses were paid.

Stock Options.

    Stock options are granted annually to executive officers based on pre-established grant guidelines. All grants are made at 100% of fair market value. To encourage executives to remain in the employ of the Company, options granted under the Company's stock option and stock incentive plans vest over a three-year period, beginning in the year after the date of grant.

Performance Shares.

    In fiscal 1999, the Company instituted a performance share incentive for executive officers. Performance Shares are granted annually based on pre-established grant guidelines. Grants are made annually for overlapping three-year performance cycles, with one-year (ended fiscal 1999) and two-year (ending fiscal 2000) "stub" performance cycle grants made on a one-time basis in connection with commencing this form of incentive. Each performance cycle specifies threshold and target levels of diluted earnings per common share (EPS) and the actual number of Performance Shares that may be earned varies with EPS reported for the last year of the cycle. The Committees determined EPS to be the proper measure for the Performance Shares because it is highly visible and it comprehensively incorporates all aspects of the Company's business management. Since acquisitions are part of the Company's business strategy, an acquisition's results are included in the EPS achievement calculation for all performance cycles except the cycle in which the acquisition transaction completes in the final year of the cycle.

    The value of each earned Performance Share is equal to the average price of the Company's Common Stock for the last 20 trading days of the performance cycle. Payouts of earned Performance Shares can be in Company Common Stock, cash or a mix, at the discretion of the Committees. For fiscal 1999, the minimum threshold level of performance was not achieved and no Performance Shares for the one-year "stub" cycle were earned.

Compensation of Chief Executive Officer.

    The CEO's compensation is comprised of the same elements used to compensate other executive officers. Ms. Engel received a 10% merit increase to base salary effective early 1999. In determining her 1999 base salary, the Compensation Committee specifically considered annual operating performance (for fiscal 1998) and the Company's definition, assessment and progress toward strategic business initiatives. Her bonus and equity incentive awards for 1999 were determined in the same manner as for other executive officers, and the actual amounts are shown in the Summary Compensation Table and the Long-Term Incentive Plan Awards table preceding this Report.

Conclusion.

    Consistent with their compensation philosophy, the Committees believe their approach to executive officer compensation provides incentive to attain strong financial performance and is tightly aligned to stockholder interests. The Committee's believe that this approach focuses the efforts of the Company's executive officers toward achieving fundamental growth and share price appreciation for the long-term benefit of stockholders.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF DEPARTMENT 56, INC.

                      Vin Weber, Chair
                      Jay Chiat
                      Maxine Clark
                      Wm. Brian Little

THE STOCK INCENTIVE COMMITTEE OF THE BOARD OF DIRECTORS
OF DEPARTMENT 56, INC.

                      Steven G. Rothmeier, Chair
                      Vin Weber

ITEM 2 — APPOINTMENT OF AUDITORS

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending December 30, 2000 and to perform such other services as may be required of them. Deloitte & Touche LLP has served as auditors for the Company since October 1992. The Board of Directors has directed that management submit the appointment of auditors for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

    Proxies will be voted FOR ratification of the appointment of Deloitte & Touche LLPas auditors for the Company for the fiscal year ending December 30, 2000. The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & ToucheLLPas auditors.

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Chase Mellon Shareholder Services, which firm will be paid a fee estimated not to exceed $3,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 2001
ANNUAL MEETING OF STOCKHOLDERS

    Shareholder proposals for consideration at the Company's 2001 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Restated By-Laws. To be timely under Rule 14a-8, shareholder proposals must be received by the Secretary of the Company by December 2, 2000 in order to be considered for inclusion in the Company's Proxy Statement. Under the Company's Restated By-Laws, if a shareholder plans to bring an item of business before a meeting of shareholders, the shareholder must notify the Company generally not less than 60 days nor more than 90 days prior to the meeting, provided, however, that if less than 70 days notice of the meeting date is given, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date is mailed or public disclosure of such date was made. If the Company does not receive notice of a shareholder proposal within the time requirements set forth in the Restated By-Laws, then the Company will not be required to present such proposal at the 2001 Annual Meeting of Shareholders. The proposals must also comply with all applicable statutes and regulations.

OTHER MATTERS

    The Company knows of no other matter to be brought before the 2000 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment.

    The Company's 1999 Annual Stockholders Report, including financial statements and Annual Report on Form 10-K for the fiscal year ended January 1, 2000, is being sent to stockholders of record as of March 21, 2000, together with this Proxy Statement. Copies of any exhibits to the Form 10-K will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Mr. David H. Weiser, Secretary, Department 56, Inc., One Village Place, 6436 City West Parkway, Eden Prairie, Minnesota 55344.

                      By order of the Board of Directors,

                      DAVID H. WEISER
                      Secretary

Eden Prairie, Minnesota
March 31, 2000

PROXY

DEPARTMENT 56, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 11, 2000

This proxy is Solicited on Behalf of Department 56, Inc.'s Board of Directors.

    The undersigned hereby appoints Percy C. Tomlinson, Jr., Andrew E. Melville, Jr. and David H. Weiser, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Department 56, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Department 56, Inc. to be held in San Francisco, California on Thursday, May 11, 2000 at 11:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

    Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 AND 2. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE	(Continued and to be signed and dated on other side)

[IMAGE OF LOGO]

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The Board of Directors recommends a vote FOR Item 2

Please mark your votes as indicated in this example	/ X /
		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES			FOR	AGAINST	ABSTAIN
Item 1.	ELECTION OF DIRECTORS	/ /	/ /	Item 2.	APPROVAL OF AUDITORS	/ /	/ /	/ /
Nominees:		Wm. Brian Little,
Susan E. Engel,		Gary S. Matthews,			I PLAN TO ATTEND MEETING			/ /
Peter K. Barker		Steven G. Rothmeier,
Jay Chiat,		Vin Weber
Maxine Clark,					COMMENTS/ADDRESS CHANGE
					Please mark this box if you have			/ /
WITHHELD FOR: To withhold authority for any individual nominee(s), write the nominee(s) name(s) on the line provided below:					written comments/address changes on the reverse side.
Receipt is hereby acknowledged of the Department 56, Inc. Notice of Meeting and Proxy Statement.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
Signature	Signature	Date

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

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DEPARTMENT 56, INC.
 2000 Annual Meeting
 Admission Ticket - Non-Transferable
 Wells Fargo
420 Montgomery Street
Penthouse Level
San Francisco, California
May 11, 2000
11:00 a.m.
Detach and retain this portion, sign and present for admittance to meeting.

SIGNATURE OF SHAREHOLDER(S)	SIGNATURE OF SHAREHOLDER(S)

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[IMAGE OF LOGO]

[IMAGE OF BUILDING]

For more information about

Department 56 products or a dealer near you,

contact 1-800-LIT-TOWN

or

www.department56.com

QuickLinks

VOTING AND REVOCATION OF PROXIES
ITEM 1 — ELECTION OF DIRECTORS
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES
BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 1, 2000
AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JANUARY 1, 2000 AND FISCAL YEAR-END OPTION VALUES
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG DEPARTMENT 56, INC., THE S&P MIDCAP 400 INDEX, THE S&P SMALLCAP 600 INDEX AND 2 PEER GROUPS
COMPENSATION COMMITTEE AND STOCK INCENTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
ITEM 2 — APPOINTMENT OF AUDITORS
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS